SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[_] Definitive Information Statement

NATUREWELL, INCORPORATED
(Name of Registrant as Specified in Its Charter)

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NATUREWELL, INCORPORATED

110 West C Street, Suite 1300
San Diego, California 92101
(619) 234-0222

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by the Board of Directors of NatureWell, Incorporated (the "Company") to the stockholders of record of the Company's regular Common Stock at the close of business on November 18, 2005 (the "Record Date").

The Company has 75 shares of Series C Preferred Stock outstanding, which are entitled (in the aggregate) to cast a vote equal to 52.5% of all outstanding shares that are eligible to vote for all matters that are presented to the Corporation's shareholders for a vote, whether by shareholder meeting (annual or special) or by written consent (the "Series C Preferred"). The Chief Executive Officer of the Company, James R. Arabia (the "Executive"), owns all 75 shares of Series C Preferred. By written consent dated November 18, 2005, the Series C Preferred approved an amendment to the Company's Articles of Incorporation that authorizes that the class of Common Stock shall be divided into two series consisting of 130,000,000 shares of regular Common Stock and 20,000,000 shares of Series A Common Stock, and that the Series A Common Stock shall be entitled to 10 votes per share (the "First Amendment").

The Company has outstanding two senior convertible notes, total par value of $190,000 ($100,000 and $90,000), which are entitled to convert into "any available series of the Company's common stock" at a conversion price of $.01, for a total of 19,000,000 shares (the "Convertible Notes"). The Executive owns $90,000 par value and is the General Partner of a limited partnership that owns $100,000 par value of the Convertible Notes. As such, the Executive has sole voting control of all shares of common stock that the Convertible Notes may convert into. Pursuant to an agreement reached between the Company and Executive dated November 17, 2005 (the "Letter Agreement" - see Annex A to this Information Statement), following the effectiveness of the First Amendment the Convertible Notes shall be converted into 19,000,000 shares of Series A Common Stock and the Board of Directors shall adopt a resolution recommending an amendment to the Articles of Incorporation to achieve the following; (i) an increase in the Company's authorized Common Stock from 150,000,000 shares to 5,000,000,000 shares, (ii) a reduction in the par value of the Common Stock from $.01 per share to $.00001 per share, and (iii) that the number of authorized shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company (the "Second Amendment"). Executive shall then immediately deliver to the Company written consents on behalf of his 75 shares of Series C Preferred Stock and the 19,000,000 shares of Series A Common Stock for approval of the Second Amendment.

This Information Statement is being sent to you to inform you of both the First Amendment already authorized by the Series C Preferred as well as the subsequent authorization of the Second Amendment by the Series C Preferred and the Series A Common Stock following its creation and issuance. This Information Statement is being mailed on or before the close of business on _________, 2005, to every holder of regular Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

San Diego, California
__________, 2005

THE FIRST AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The First Amendment will amend Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation by deleting the text thereof immediately preceding the words "The Preferred shares shall be issued," and inserting in lieu thereof the following:

"The Corporation shall be authorized to issue two classes of stock consisting of 150,000,000 shares of Common Stock, par value $0.01 per share, and 15,000,000 shares of Preferred Stock, par value $0.01 per share.

The class of Common Stock shall be divided into two series consisting of 130,000,000 shares of regular Common Stock and 20,000,000 shares of Series A Common Stock. Except as expressly set forth herein, shares of regular Common Stock and shares of Series A Common Stock shall be identical in all respects. Each share of Series A Common Stock shall entitle the holder to cast ten (10) votes. Each share of Series A Common Stock may be converted at the option of the holder into one share of regular Common Stock by surrendering to the Corporation the certificate or certificates evidencing the shares of Series A Common Stock to be converted together with a written request that the shares be so converted, provided, however, that the holder may exercise the right of conversion only at a time at which the Corporation has a sufficient number of authorized but unissued shares of regular Common Stock available for issuance upon conversion of the Series A Common Stock as to which conversion is requested. Holders of regular Common Stock and Series A Common Stock shall vote together as a single class on all matters as to which holders of the class of Common Stock are entitled to vote, except as may be otherwise required by law.

The designations and the powers, preferences and rights, and the qualifications or restrictions thereof of shares of Preferred Stock are as follows:"

Effect of Enacting the First Amendment

The First Amendment will result in the Common Stock consisting of two series; regular Common Stock totaling 130,000,000 authorized shares and Series A Common Stock totaling 20,000,000 authorized shares. The Series A Common Stock shall be entitled to 10 votes per share and may be converted into the regular Common Stock, in whole or in part, at the option of the holder, to the extent that regular Common Stock is available for conversion into. The outstanding Common Stock will remain regular Common Stock and will be unaffected by the First Amendment. Under such a structure, upon the issuance of 19,000,000 shares of Series A Common Stock, the Series A Common Stock alone would possess enough votes (190,000,000) to authorize any shareholder action requiring a majority of the Common Stock voting as a class. As a result, the Series A Common Stock would possess the requisite voting power to authorize the Second Amendment.

Reasons for Enacting

The First Amendment is a first step in passage of the Second Amendment, which, among other things will result in an increase in the number of authorized shares of Common Stock and a decrease in its par value. For a number of reasons more fully discussed in "Reasons for Enactment" in the section below entitled "The Second Amendment to the Certificate of Incorporation", the Company needs to increase the number of authorized shares of Common Stock and decrease the par value. The Board of Directors believes that the two-step amendment process outlined herein accomplishes those outcomes in the most expeditious and cost effective manner.

THE SECOND AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Second Amendment will amend the Certificate of Incorporation in the following manner:

FIRST: That the first paragraph of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation will be amended by deleting the text thereof and inserting in lieu thereof the following:

"The Corporation shall be authorized to issue two classes of stock consisting of 5,000,000,000 shares of Common Stock, par value $0.00001 per share, and 15,000,000 shares of Preferred Stock, par value $0.01 per share.

SECOND: That the second paragraph of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation will be amended by deleting the first sentence thereof and inserting in lieu thereof the following:

The class of Common Stock shall be divided into two series consisting of 4,980,000,000 shares of regular Common Stock and 20,000,000 shares of Series A Common Stock.

THIRD: That Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation will be amended by inserting immediately following the second paragraph of Article Fourth the following new paragraph:

The number of authorized shares of stock of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

Effect of Enacting the Second Amendment

  The Company's authorized Common Stock will be increased from 150,000,000 shares to 5,000,000,000 shares. This would authorize the Company, without further shareholder approval, to issue substantial additional stock, which, if issued, might result in substantial dilution of current shareholders.

  The par value of the Common Stock will be lowered from $.01 per share to $.00001 per share. This will result in an adjustment to the Company's balance sheet requiring an upward adjustment to "Additional Paid in Capital" and a reduction in "Common Stock". The management of the Company believes that such adjustments will not have an adverse affect upon the Company's financial condition

  Prior to enactment of the Second Amendment increases or decreases in the number of authorized shares of Common Stock could only be authorized by both the affirmative vote of a majority of all the stock of the Company eligible to vote and the affirmative vote of a majority of the class of stock affected by such an increase or decrease. As such, the Series C Preferred Stock, even though having 52.5% of all eligible votes, could not authorize an increase or decrease in the authorized Common Stock unless the Common Stock, voting separately as a class approved such increase or decrease. After enactment of the Second Amendment the Series C Preferred will possess the requisite voting power (52.5%) to authorize increases or decreases in the number of authorized shares of Common Stock (see also "Voting and Procedures").

Reasons for Second Amendment

  The Company needs to increase its authorized Common Stock for a variety of corporate purposes including, but not limited to, issuing equity in exchange for outstanding indebtedness, raising additional capital through the issuance of Common Stock for ongoing operations and future expansion, business and asset acquisitions, employee compensation and benefit programs and other corporate purposes. Additionally, the Company does not have enough authorized shares to fulfill its contractual obligations to holders of various convertible securities should such holders decide to exercise their conversion rights (see "Outstanding and Issuable Securities"). A continuation of this situation could result in a default under the terms of certain senior indebtedness issued by the Company. Also, the Company has contractually covenanted with certain holders of senior debt that it would use its reasonable best efforts to achieve an increase in the number of authorized shares of Common Stock.

  A decrease in the par value of the Common Stock is needed in order for the Company to be able to issue equity at prices that are competitive with the market when the market price is below the par value of the Common Stock. For an extended period of time the market price of the Company's Common Stock has traded below its par value. Under Delaware law, the Company may not issue shares of stock for value that is below its par value.

  The portion of the Second Amendment that will result in the Series C Preferred having the requisite voting power necessary to effect an increase or decrease in the authorized shares of Common Stock reflects the terms and acknowledgments contained in the Letter Agreement.

OUTSTANDING AND ISSUABLE SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, the Company's authorized capitalization consisted of 150,000,000 shares of common stock, par value $.01 per share, of which 118,221,228 shares were issued and outstanding, and 15,000,000 shares of preferred stock, par value $.01 per share, of which 75 shares of Series C Convertible Preferred Stock were issued and outstanding.

Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock, and each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Each share of the Series C Preferred Stock is entitled to cast a vote for all matters that are presented to the Corporation's shareholders for a vote, whether by shareholder meeting (annual or special) or by written consent, equal to .7% of all outstanding shares that are eligible to vote (including the Series C Preferred Stock), at the time of such shareholder action (75 shares X .7% = 52.5% of total eligible votes). The number of votes allowed to be cast by each share of the outstanding Series C Preferred Stock shall be equal to the sum of (Z) below, calculated as follows; (X) calculate all votes, other than the votes of the Series C Preferred Stock, eligible to be cast for any matter submitted for vote to the shareholders, as of the record date for such matter submitted (including votes granted to warrant holders or holders of rights or any other security, other than the Series C Preferred Stock, eligible to vote), (Y) divide the sum of (X) by; (a) one (1) minus (b) the sum of .007 multiplied by the number of shares of Series C Preferred Stock outstanding, (Z) subtract the sum of (X) from the sum of (Y) and divide such amount by the number of shares of Series C Preferred Stock outstanding.

Issuable Securities

As of the Record Date the following convertible securities are outstanding:

Unsecured convertible notes totaling $44,087 including interest accrued thereon of $5,287 which are convertible, in the aggregate, into 6,900,727 shares of common stock at the holder's option; and

Senior convertible notes (which include the Convertible Notes to be converted into Series A Common Stock by Executive) totaling $1,283,904 including interest accrued thereon of $98,865. The senior convertible notes are secured by a first priority security interest in essentially all of the Company's assets, are pari passu with other senior debt and accrue interest at 8% until October 1, 2006 and thereafter pay semi-annual interest only until maturity at April 2010. In the aggregate the senior convertible notes are convertible into 124,107,904 shares of Common Stock at the holder's option; and

250,000 non-redeemable warrants, which are exercisable into 1 share of common stock at $0.05 per share and expire on October 1, 2007.

THE SERIES A COMMON STOCK

Each share of Series A Common Stock shall entitle the holder to cast ten (10) votes. Each share of Series A Common Stock may be converted at the option of the holder into one share of regular Common Stock by surrendering to the Corporation the certificate or certificates evidencing the shares of Series A Common Stock to be converted together with a written request that the shares be so converted, provided, however, that the holder may exercise the right of conversion only at a time at which the Corporation has a sufficient number of authorized but unissued shares of regular Common Stock available for issuance upon conversion of the Series A Common Stock as to which conversion is requested. Holders of regular Common Stock and Series A Common Stock shall vote together as a single class on all matters as to which holders of the class of Common Stock are entitled to vote, except as may be otherwise required by law.

Upon the issuance of 19,000,000 shares of Series A Common Stock as discussed herein, the Series A Common Stock will comprise a majority of the eligible votes possessed by the Common Stock as a class (190,000,000 votes of an eligible 308,221,228 votes).

VOTING AND PROCEDURE

The Company is incorporated under the laws of the State of Delaware. Delaware law provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action at a meeting at which all shares are entitled to vote are present.

Pursuant to the Company's Articles of Incorporation, any amendment to its Article Fourth requires the affirmative vote of a majority of the stock of the Company. Additionally, pursuant to Delaware law, an amendment to Article Fourth that increases or decreases the authorized shares of any class or increases or decreases the par value of the stock of any class also requires the affirmative vote of a majority of the stock of the class so affected. As a result of the foregoing, the First Amendment requires the affirmative vote of a majority of all the stock of the Company voting together and the Second Amendment requires the affirmative vote of a majority of all the stock of the Company voting together as a single class and the affirmative vote of a majority of the Common Stock voting separately as a class.

The Company received written consent from the Series C Preferred on November 18, 2005, representing 52.5% of all stock eligible to vote, authorizing the First Amendment. Therefore the First Amendment has been duly authorized by the written consent of the Series C Preferred and no other vote is needed. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the First Amendment will not be made effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

Pursuant to the Letter Agreement, following the effectiveness of the First Amendment the Company will issue 19,000,000 shares of Series A Common Stock in exchange for the Convertible Notes and the Board of Directors will adopt a resolution recommending enactment of the Second Amendment. At that time:

(1) The Executive shall immediately deliver to the Company a written consent on behalf of his 75 shares of Series C Preferred authorizing the Second Amendment. Such consent, representing 52.5% of all stock eligible to vote, will provide the Company with the vote needed from all the stock of the Company voting together as a single class to authorize the Second Amendment and no other vote is needed from this class.

(2) The Executive shall immediately deliver to the Company written consents on behalf of all 19,000,000 shares of Series A Common Stock for authorization of the Second Amendment. Such consents representing 190,000,000 votes and a majority of the Common Stock voting separately as a class will provide the Company with the vote needed from the Common Stock of the Company, voting as a separate class, to authorize the Second Amendment and no other vote will be needed from this class. The Company anticipates that the Second Amendment will become effective within three business days of the effective date of the First Amendment.

Because the Series C Preferred has authorized the First Amendment and agreed to authorize the Second Amendment on behalf of both the Series C Preferred and the Series A Common Stock (upon its issuance), and such consents represent the requisite voting power to adopt both Amendments, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will bear the costs and expenses incurred in forwarding such material.

All members of the Board of Directors of the Company approved the Letter Agreement as of November 17, 2005 and approved the First Amendment by unanimous written consent of the Board of Directors dated November 18, 2005.

This Information Statement will serve as written notice to stockholders pursuant to Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Common Stock, as of November 18, 2005 (assuming the exercise of options, issuance of stock grants, the conversion of convertible debt or preferred stock with underlying common stock conversion rights, and warrants that are exercisable within 60 days of the date hereof) by:

(i) each person known to the Company to beneficially own more than 5 percent of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws, where applicable. Percentage ownership assumes all warrants and options of listed person exercised and all other warrant and options unexercised. Total shares issued and outstanding for calculation of percentage ownership are 118,221,228.

Name and Address	Amount	Percent

James R. Arabia (1)(2)(3)(4) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	52,037,743	31.5%

Financial Acquisition Partners, LP (5) 4019 Goldfinch Street, Suite 474 San Diego, CA 92103	15,750,000	12.3%

Lowell Blankfort (6) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	22,526,653	16.6%

Donald Brucker, O.D. (1)(7) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	27,529,360	19.9%

Timothy R. Scott, PhD (1)(8) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	4,000,000	3.3%

John W. Huemoeller (1)(9) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	3,000,000	2.5%

Milan Mandaric (1)(10) c/o NatureWell, Inc. 110 W C St. Suite 1300 San Diego, CA 92101	15,800,000	12.0%

All directors and executive officers as a group (four individuals)	86,567,103	45.1%

(1)

Includes convertible securities which are restricted from exercising their conversion rights until the Company has authorized and unissued common stock in an amount adequate to meet the conversion rights of all of the Company's outstanding convertible securities.

(2)

Does not include 5,750,000 shares held by Financial Acquisition Partners, LP ("FALP"), a partnership for which Mr. Arabia is the sole General Partner. Mr. Arabia claims sole investment and voting power with regard to the 5,750,000 shares.

(3)

Includes 75 shares of Series C Convertible Preferred Stock which converts into 1,875,000 shares of common stock. Also includes the effect of $450,000 face value of senior secured convertible notes owned by Mr. Arabia, which are convertible into 45,000,000 shares of common stock.

(4)	Includes the effect of a $90,000 face value senior secured convertible note owned by Mr. Arabia which will be converted into 9,000,000 shares of Series A Common Stock.

(5)	Includes the effect of a $100,000 face value senior secured convertible note owned by Financial Acquisition Partners which will be converted into 10,000,000 shares of Series A Common Stock.

(6)

Includes the effect of $325,000 face value of convertible notes owned by Mr. Blankfort in either the Blankfort Trust or Blankfort Unlimited, Inc. Such notes are convertible into 17,755,224 shares of common stock.

(7)

Includes the effect of $87,500 aggregate face value of convertible notes owned by Dr. Brucker which are convertible into 20,000,000 shares of common stock. Also includes 7,529,360 shares owned by A.K. Trust, for which Dr. Brucker claims beneficial interest. Dr. Brucker along with his wife is co-trustee of the AK Trust .

(8)	Includes the effect of a $10,000 face value convertible note owned by Dr. Scott which is convertible into 4,000,000 shares of common stock.

(9)	Includes the effect of a $7,500 face value convertible note owned by Mr. Huemoeller, which is convertible into 3,000,000 shares of common stock.

(10)

Includes the effect of $79,500 face value of senior secured convertible notes owned by Mr. Mandaric, which are convertible into 15,800,000 shares of common stock. Does not include 5,750,000 shares owned by FALP of which Mr. Mandaric is the sole limited partner.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Each director of the Company has an interest in achieving an increase in the authorized Common Stock insofar as they each own convertible securities that are subject to the following restriction: "[director] shall be restricted from converting any convertible note now or hereafter beneficially owned by him unless and until for sixty (60) days prior to such conversion (the " Sixty Day Testing Period ") the Company had authorized common stock in an amount great enough to meet the aggregate conversion rights of all of its convertible securities outstanding on each day of the Sixty Day Testing Period, including all convertible securities beneficially owned by [director] (when calculating aggregate conversion rights it shall be assumed that all convertible securities outstanding at the time the calculation is made have the right to immediately convert into common stock at the lowest possible conversion price that each such security may achieve at any time up to its maturity, even if they do not have such rights at the time of the calculation)."

James R. Arabia, the Chairman of the Board and Chief Executive Officer of the Company, owns or controls the Convertible Notes (that will be converted into the Series A Common Stock) and the Series C Preferred Stock. His voting power and authority pursuant to such ownership and control will be significantly expanded upon the First and Second Amendment becoming effective.

No security holder entitled to vote at a shareholder's meeting or by written consent has submitted to the Company a proposal.

CHANGE IN CONTROL

The adoption of the First and Second Amendments does not effect a change in control of the Company and to the knowledge of management, there are no present arrangements or pledges of securities of the Company, which may result in a change in control of the Company.

DISSENTER'S RIGHTS OF APPRAISAL

The stockholders have no dissenter's rights of appraisal.

OTHER INFORMATION

The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review the Company's electronically filed reports, proxy and information statements on the SEC's internet site at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Report on Form 10QSB for the period ending September 30, 2005; and

2. Form 8-K dated October 26, 2005; and

3. Annual Report on Form 10-KSB for the year ending June 30, 2005; and

4. Exhibit C of Exhibit 2.1 of Annual Report on Form 10-KSB for the year ending June 30, 2001 (the Company's Amended and Restated Articles of Incorporation).

The Company will furnish a copy of any report or exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 110 West C Street, Suite 1300, San Diego, CA 92101, attn. James R. Arabia.

BY ORDER OF THE BOARD OF DIRECTORS

By:______________________________________________________
     James R. Arabia, Chairman, Chief Executive and Financial Officer

Dated: __________, 2005

Annex A

LETTER AGREEMENT

This LETTER AGREEMENT (the "Agreement") is entered into by and between NatureWell, Incorporated (the "Company") and James R. Arabia ("Arabia") and is made effective as of November 17, 2005 (the "Effective Date"). The Company and Arabia agree as follows:

  On the Effective Date Arabia shall deliver to the Company two senior convertible notes totaling $190,000 face value for conversion into Series A Common Stock upon its creation (one note is owned by Arabia having a face value of $90,000 dated February 20, 2005 and one note is owned by Financial Acquisition Partners, LP ("FALP"), of which Arabia is the General Partner, having a face value of $100,000 dated February 20, 2005).

  Promptly following the Effective Date the undersigned directors shall adopt a resolution by the Board of Directors of the Company recommending an amendment to the Company's Articles of Incorporation which will create 20,000,000 shares of Series A Common Stock having 10 votes per share (the "First Amendment").

  Immediately following the adoption of a resolution by the Board of Directors recommending the First Amendment Arabia shall deliver a written consent to the Company on behalf of his 75 shares of Series C Preferred Stock authorizing such amendment.

  Promptly following the effectiveness of the First Amendment; (i) the Company shall issue to Arabia 9,000,000 shares of Series A Common Stock in exchange for his $90,000 senior convertible note and shall issue to FALP 10,000,000 shares of Series A Common Stock in exchange for its $100,000 senior convertible note, and (ii) the undersigned directors shall adopt a resolution by the Board of Directors of the Company recommending an amendment to the Company's Articles of Incorporation which will (a) increase the authorized shares of Common Stock from 150,000,000 shares to 5,000,000,000 shares, (b) reduce the par value of the Common Stock form $.01 per share to $.00001 per share, and (c) permit the number of authorized shares of stock of any class of stock to be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "Second Amendment").

  Immediately following the adoption of a resolution by the Board of Directors recommending the Second Amendment Arabia shall deliver a written consent to the Company on behalf of his 75 shares of Series C Preferred Stock authorizing such amendment, and shall deliver written consents to the Company for all 19,000,000 shares of Series A Common Stock (having 190,000,000 votes) authorizing the Second Amendment. One written consent shall be submitted on behalf of himself as owner of 9,000,000 shares of Series A Common Stock and one written consent in his capacity as general partner of FALP, having sole voting power to vote shares owned by FALP, on behalf of the partnership's 10,000,000 shares of Series A Common Stock.

  Arabia agrees to waive any accrued interest due on either of the senior convertible notes.

  The parties hereto agree and acknowledge that the portion of the Second Amendment described in Section 4(ii)(c) herein reflects the original intent and understanding of the parties regarding the voting powers of the Series C Preferred Stock and its predecessor, the Series B Preferred Stock, when they were issued.

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

NATUREWELL, INCORPORATED,
a Delaware corporation

By: ______________________________________________
     Donald Brucker, Senior Vice President and Director

By: ______________________________________________
     Timothy R. Scott, Director

By: ______________________________________________
     John W. Huemoeller, Director

By: ______________________________________________
     James R. Arabia, Chairman and CEO

JAMES R. ARABIA,
an individual

By: ______________________________________________
     James R. Arabia

END OF FILING